                                 [LETTERHEAD]



June 19, 1997


Mr. a;dkfs                                             Investor ID#: _________
Mrs. a;dlka
Address
Address;
City, Town
a;ldkf


Dear Limited Partner:

Grape Investors, LLC ("Grape") wishes to inform you that it has supplemented and amended its offer to purchase Damson Birtcher Realty Income Fund I Interests dated April 21, 1998 ("Original Offer") in response to customary review by the Securities and Exchange Commission ("SEC"). A copy of the Supplement to the Offer to Purchase dated June 19, 1998 ("Supplement") is enclosed with this letter. Pursuant to SEC requirements, Grape's offer has been extended to July 8, 1998 ("Expiration Date"). GRAPE'S PURCHASE PRICE PER INTEREST HAS NOT CHANGED.

Payment for Interests tendered pursuant to the Original Offer or pursuant to the Supplement dated June 18, 1998 will be made within 10 business days following the Expiration Date provided Grape has received from you a properly completed and duly executed Agreement of Sale and assurances from the General Partner that the Seller's address will be changed to the Purchaser's address pursuant to the terms of the Offer.

Grape is offering to pay a purchase price of $2,445 for each .01 percent interest or $250 per Interest (per $1,000 originally invested in the Partnership) in Damson Birtcher Realty Income Fund I (the "Partnership").

         ---------------------------------------------------------------
         According to the records provided to us by the General Partner, you currently own [XXX]% of the outstanding Interests in
                      DAMSON BIRTCHER REALTY INCOME FUND I
                    We are offering to purchase Interests for
                                   $[XXX] CASH
         ---------------------------------------------------------------

 PLEASE REVIEW CAREFULLY THE "SPECIAL FACTORS" SET FORTH ON THE REVERSE SIDE OF
           THIS LETTER AND THE SUPPLEMENT ENCLOSED WITH THIS LETTER.

NO ADDITIONAL PAPERWORK IS REQUIRED FOR THOSE LIMITED PARTNERS WHO HAVE ALREADY
    TENDERED THEIR INTERESTS TO GRAPE AND WISH TO COMPLETE THE TRANSACTION.

If you wish to tender some or all of your Interests and have not already done so, all you need to do is complete the Agreement of Sale in accordance with the instructions and return it to Grape in the pre-addressed return envelope.

Please call us at (800) 891-4105 if you have any questions. Thank you for your consideration of our offer.

                                                  GRAPE INVESTORS, LLC

BEFORE SELLING YOUR INTERESTS TO GRAPE, PLEASE CONSIDER THE FOLLOWING SPECIAL
FACTORS:

       - The Partnership's Annual Report for 1997 filed with the Securities and Exchange Commission ("SEC") on Form 10-K filed with the SEC ("10-K") reports net assets in liquidation as of December 31, 1997 of $32,026,000 or $3,296 per Interest ($1,000 original investment). The Partnership filed a Form 14D-9 on May 6, 1998 which was amended with a Form 14D-9/A filed on May 19, 1998 (collectively, the "14D-9") in which it disclosed that it had accepted an offer on April 30, 1998 to purchase all of the Partnership's Properties for $39,140,000 (the "Pending Purchase"), subject to the negotiation of a definitive purchase and sale agreement. The Partnership stated , "Although there can be no assurance that the proposed sale of the properties will be completed, if the sale is completed at the stated price, the limited partners will receive total aggregate sales proceeds of $350 per $1,000 originally invested in the Partnership."

       - No independent person has been retained to evaluate or render any opinion with respect to the fairness of Grape's offer and no representation is made as to such fairness or other measures of value that may be relevant to the Limited Partners. We urge you to consult your own financial and tax advisors in connection with Grape's offer.

       - Although Grape cannot predict the future value of the Partnership assets on a per Interest basis, the purchase price could differ significantly from the net proceeds that would be realized from a current sale of the Properties owned by the Partnership or from that which may be realized upon future liquidation of the Partnership.

       - Grape is making the offer with a view to making a profit. Accordingly, there is a conflict between Grape's desire to acquire your Interests at a low price and your desire to sell your Interests at a high price. Grape's intent is to acquire the Interests at a discount to the value Grape might ultimately realize from owning the Interests.

       - The tax consequences of the Offer to a particular Limited Partner may be different from those of other Limited Partners and we urge you to consult your own tax advisor in connection with the Offer.

       - Limited Partners who sell their Interests will be giving up the opportunity to participate in any future potential benefits represented by ownership of Interests, including the right to participate in any future distribution of cash or property.

       - If the Purchaser is successful in purchasing more than 4 percent of the outstanding Interests, then, when added to Purchaser's existing Interests, Purchaser will own more than 10 percent of the outstanding Interests, which will put Purchaser a position to exert a strong influence upon the General Partner and the operation of the Partnership. Purchaser intends to actively encourage the General Partner to pursue an expeditious negotiation of the purchase and sale agreement for the Pending Purchase and closing of the sale of the Partnership Properties, and if the General Partner does not execute a purchase agreement and complete the closing in a timely manner, Purchaser will consider taking appropriate action which may include attempting to replace the General Partner, encouraging a sale of some or all of the Partnership assets to another purchaser, and potentially dissolving the Partnership, if such a sale of assets requires a dissolution of the Partnership in accordance with the Partnership Agreement.

                                  AGREEMENT OF SALE


The undersigned Limited Partner (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Grape Investors, LLC, a Delaware limited liability company ("Grape" or the "Purchaser"), all of the Seller's right, title and interest in "Interests" (as defined in the Partnership Agreement) of Damson / Birtcher Realty Income Fund I, a Pennsylvania limited partnership (the "Partnership") being sold pursuant to this Agreement of Sale ("Agreement") and the Offer dated April 21, 1998 (the "Offer") for a purchase price of $2,445 for each .01 percent interest in the Partnership, less the amount of any distributions declared or paid from any source by the Partnership with respect to the Interests after February 28, 1998, without regard to the record date or whether such distributions are classified as a return on, or a return of, capital. Included in the definition of "Interests" are any proceeds which any Seller may receive after February 28, 1998 from the settlement of any class action lawsuit by the Limited Partners of the Partnership, which lawsuit relates to the Partnership or its General Partner.

PAYMENT FOR SUCH PURCHASE WILL BE MADE WITHIN 10 BUSINESS DAYS FOLLOWING THE "EXPIRATION DATE" SET FORTH IN THE OFFER, PROVIDED GRAPE HAS RECEIVED AND ACCEPTED A PROPERLY COMPLETED AND DULY EXECUTED AGREEMENT OF SALE AND RECEIVED ASSURANCES FROM THE GENERAL PARTNER THAT THE SELLER'S ADDRESS WILL BE CHANGED TO THE PURCHASER'S ADDRESS PURSUANT TO THE TERMS AND CONDITIONS OF THE OFFER. IF MORE THAN 10,000 INTERESTS ARE TENDERED TO GRAPE PRIOR TO GRAPE'S PAYMENT FOR SUCH INTERESTS, GRAPE WILL ACCEPT UP TO 10,000 INTERESTS ON A PRO RATA BASIS WITH APPROPRIATE ADJUSTMENTS AS GRAPE DEEMS NECESSARY.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Interests and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser the Interests, and that when any such Interests are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Interests will not be subject to any adverse claim. The Seller represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Interests.

Such Sale shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Interests under the Partnership's Partnership Agreement. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Interests.

Seller, upon execution of this Agreement and the mailing of payment by the Purchaser to Seller, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to Interests with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the assignment of the Interests on the books of the Partnership that are maintained with respect to the Interests and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the assignment of the Interests, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Interests, (iii) deliver the Interests and transfer ownership of the Interests on the books of the Partnership that are maintained with respect to the Interests and on the Partnership's books, maintained by the Partnership's General Partner, (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after February 28, 1998, which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, and (vi) receive all distributions and amend the books and records of the Partnership, including Seller's address and records, to direct all distributions to Purchaser as of the effective date of this Agreement. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

SELLER DOES HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND THE GENERAL PARTNER IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT OF SALE (i) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE THE SELLER'S ADDRESS OF RECORD FOR PURPOSES OF MAILING DISTRIBUTIONS TO GRAPE INVESTORS, LLC, C/O ARLEN CAPITAL, 1650 HOTEL CIRCLE NORTH, SUITE 200, SAN DIEGO, CALIFORNIA 92108, AND; (ii) TO FORWARD ALL DISTRIBUTIONS AND ALL OTHER INFORMATION RELATING THEREIN TO BE RECEIVED BY SELLER TO GRAPE INVESTORS, LLC TO THE ADDRESS SET FORTH IN (i) ABOVE.

Seller does hereby release and discharge the General Partner and their officers, shareholders, employees and agents from all actions, causes of actions, claims or demands Seller has, or may have, against the General Partner that result from the General Partner's reliance on this Agreement or any of the terms and conditions contained herein. Seller does hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. THIS AGREEMENT IS IRREVOCABLE AND MAY NOT BE WITHDRAWN FOLLOWING THE EXPIRATION DATE, BUT MAY BE WITHDRAWN PRIOR THERETO. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Partnership to be necessary or desirable to complete the assignment, transfer and purchase of such Interests.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

The undersigned recognizes that, if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those Interests validly tendered on or prior to the Expiration Date and not properly withdrawn, the maximum number of Interests permitted pursuant to the Offer on a pro rata basis. The undersigned understands that a tender of Interests to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Interests tendered hereby. In such event, the undersigned understands that any Agreement for Interests not accepted for payment will be destroyed by the Purchaser.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. Seller waives any claim that California or the Southern District of California is an inconvenient forum, and waives any right to trial by jury.

The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Interests set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest in the Interests to the Purchaser.

By executing this Agreement the Seller hereby acknowledges to the General Partner that the Seller desires to assign the Seller's Interests referenced herein and hereby directs the General Partner to take all such actions as are necessary to accomplish such assignment, and appoints the General Partner the agent and attorney-in-fact of the Limited Partner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the assignment or the withdrawal of the Limited Partner.

IN WITNESS WHEREOF the Limited Partner has executed, or caused its Authorized Signatory to execute, this Agreement.
Print Name of Limited Partner (as it appears on the
investment)
           ------------------------------------------------------------------

Print Name and Capacity of Authorized Signatory (if other than above)
      -----------------------------------------------------------------------

--------------------------------                  -----------------------------
Seller's Signature                                Joint Seller's Signature
MEDALLION GUARANTEE                               MEDALLION GUARANTEE
(Medallion Guarantee for EACH                     (Medallion Guarantee for EACH
Seller's signature)                               Seller's signature)






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
                                                                                   ACCEPTED:
                                                                                   ---------

                                        Home Telephone Number                      PURCHASER/GRAPE INVESTORS, LLC
------------------------------------
                                        Office Telephone Number                    By:  Its Manager, Arlen Capital, LLC
------------------------------------
                                        Mailing Address
------------------------------------
                                        City, State, Zip Code                      By:
------------------------------------                                                  ----------------------------------
                                        State of Residence                               Authorized Representative
------------------------------------
                                        Social Security/Tax ID No.
------------------------------------
                                        Date                                          YOU MUST MAIL EXECUTED ORIGINAL TO PURCHASER:
------------------------------------
            $2,445.00                   Sales Price for each .01 percent interest         Grape Investors, LLC
------------------------------------    in the Partnership                                1650 Hotel Circle North, Suite 200
                                                                                          San Diego, California 92108
                              Percent Interest to be Sold OR
                -----------
                        / /   Check here if you wish to sell ALL of your Interests



                PLEASE CALL US AT (800) 891-4105 IF YOU HAVE ANY QUESTIONS REGARDING THE SALE OF YOUR INTERESTS.
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                                      INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE


ALL SIGNATURES MUST BE MEDALLION GUARANTEED
BENEFICIAL OWNER OF RECORD SHOULD:                                    DEATH
---------------------------------                                     -----
1.   COMPLETE and SIGN Agreement.                                     If any owner is deceased, please enclose a certified copy
2.   Have Signature Medallion Guaranteed by your Bank or Broker.      of Death Certificate. If Ownership is OTHER than Joint
3.   Indicate Number of Interests Owned and/or To Be Sold.            Tenants With Right of Survivorship, please provide Letter of
4.   Return Agreement in Envelope Provided.                           Testamentary or Administration current within 60 days showing your beneficial ownership or executor capacity (in addition to copy of Death Certificate).

JOINT OWNERSHIP                                                       CORPORATION
---------------                                                       -----------
Please have ALL owners of record sign Agreement, and                  Corporate resolution required showing authorized signatory.
SEPARATELY Medallion Guarantee each signature.

IRA/KEOGH                                                             TRUST, PROFIT SHARING OR PENSION PLAN
---------                                                             -------------------------------------
1.  Beneficial owner must sign Agreement.                             Please provide title, signature, and other applicable pages
2.  Provide Custodian information (i.e. Name, Company Name,           of Trust Agreement
    Address, Phone No. and Account No.)                               showing authorized signatory.
3.  Grape will obtain the Medallion Guarantee of Custodian
    Signature.
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